Exhibit 5.1

July 6, 2016

To:
Check-Cap Ltd.
Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Check-Cap Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), which registers:

(1)  The offer and sale by the Company, from time to time, of up to $50,000,000, in the aggregate, of any one or more of the following types of securities:

(a) ordinary shares, par value NIS 0.2 per share (“Ordinary Shares”) of the Company (the “Primary Shares”);

(b) subscription rights to purchase Ordinary Shares (“Rights”);

(c) warrants to purchase Ordinary Shares (“Warrants”); and

(c) units to purchase any combination of Ordinary Shares, Rights and Warrants (“Units”, together with the Shares, Rights and Warrants, the “Securities”);  and

 (2) The resale, from time to time, of up to 12,997,461 Ordinary Shares by certain selling shareholders named in the Registration Statement (the “Secondary Shares”), which Secondary Shares were issued to the selling shareholders as described in the Registration Statement or are issuable to the selling shareholders upon exercise of certain warrants that were issued by the Company as described in the Registration.

The Registration Statement also constitutes Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form F-1, Registration No. 333-201250 covering the offer and sale by the Company, from time to time, of up to 3,297,531 Ordinary Shares (the “Warrant Shares”) upon exercise of certain warrants that were issued by the Company in its initial public offering.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) unanimous written resolutions of the audit committee dated April 27, 2016 and July 5, 2016 and the board of directors of the Company (the “Board”) dated May 2, 2016 and July 6, 2016 approving the filing of the Registration Statement and the actions to be taken in connection therewith; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such latter documents.  We have assumed the same to have been properly given and to be accurate.  We have also assumed the truth of all facts communicated to us by the Company and that all consents and minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms.  We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

(1)
With respect to the Primary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement (including any post-effective amendments) under the Securities Act, and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Primary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Primary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Primary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Primary Shares may be issued, such Primary Shares, including any Ordinary Shares issued upon exercise or conversion of any Securities, will be validly issued, fully paid and non-assessable.

(2)
With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Rights, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the rights agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (a “Rights Agreement”) and (ii) any certificates relating to the Rights, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Rights in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Rights may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) and the Rights Agreement and any rights certificates, of the terms of the Rights and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Rights Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Securities Agreement, the Registration Statement and the prospectus included therein, of the Rights and (h) receipt by the Company of the consideration for the Rights as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Rights will constitute valid and legally binding obligations of the Company.

(3)
With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 3, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of (i) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (ii) any certificates relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants, and (h) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Warrants will constitute valid and legally binding obligations of the Company.

(4)
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the terms of the offering thereof and related matters (for purposes of this paragraph 4, the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the due authorization, execution and delivery of any certificates relating to the Units, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Units in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Units may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect) of the terms of the Units and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Securities Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Securities Agreement, the Registration Statement and the prospectus included therein, of the Units and (h) receipt by the Company of the consideration for the Units as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Units will constitute valid and legally binding obligations of the Company.

(5)
With respect to the Warrant Shares, assuming due exercise of the applicable warrants in accordance with their terms and receipt by the Company of the consideration for the Warrant Shares as provided for in the applicable warrants, the Warrant Shares issued upon exercise of the applicable warrants will be validly issued, fully paid and non-assessable.

(6)
The Secondary Shares that are issued and outstanding are duly authorized, validly issued, fully paid and non-assessable, and with respect to the Secondary Shares that are issuable upon exercise of certain warrants, assuming due exercise of the applicable warrants in accordance with their terms and receipt by the Company of the consideration for such Secondary Shares as provided for in the applicable warrants, such Secondary Shares issued upon exercise of the applicable warrants will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Primary Shares and Securities exercisable for Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles as then in effect and that the consideration for the issuance and sale of the Shares (including Shares underlying Warrants or Rights exercisable for Shares) is in an amount that is not less than the nominal (par) value of the Shares.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co. Fischer Behar Chen Well Orion & Co.